Prudential Investment Portfolios 10
Annual period ending 10/31/2017
File No. 811-08085


SUB-ITEM 77I
New or Amended Share Classes


PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10

ARTICLES SUPPLEMENTARY

      Prudential Investment Portfolios, Inc. 10, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:	Pursuant to authority expressly vested in the
Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-
208 of the Maryland General Corporation Law, the Board of
Directors has classified and designated:

      (a) 25,000,000 authorized but unissued shares of undesignated common stock, $0.001 par value per share
("Undesignated Common Stock"), as 25,000,000 additional shares of Prudential QMA Mid-Cap Value Fund Class A Common Stock;

      (b) 40,000,000 authorized but unissued shares of Undesignated Common Stock as 40,000,000 additional shares of Prudential QMA Mid-Cap Value Fund Class Z Common Stock;

      (c) 75,000,000 authorized but unissued shares of Undesignated Common Stock as 75,000,000 shares of Prudential QMA
Mid-Cap Value Fund Class R2 Common Stock;

      (d) 75,000,000 authorized but unissued shares of Undesignated Common Stock as 75,000,000 shares of Prudential QMA
Mid-Cap Value Fund Class R4 Common Stock; and

      (e) 10,000,000 authorized but unissued shares of Undesignated Common Stock and 125,000,000 authorized but unissued shares of Prudential QMA Mid-Cap Value Fund Class T
Common Stock as 135,000,000 additional shares of Prudential QMA
Mid-Cap Value Fund Class Q Common Stock.

Each class of Common Stock, $0.001 par value per share (the "Common Stock"), of the Corporation classified as set forth above shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND:	Prior to the classification and designation in
these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 5,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $5,500,000, consisting of 2,155,000,000 unclassified and undesignated shares and 2,770,000,000 shares of Prudential Jennison Equity Income Fund and 575,000,000 shares of Prudential QMA Mid-Cap Value Fund classified and designated as follows:
            Prudential QMA Mid-Cap Value Fund
         Class A Common Stock	   75,000,000
      Class B Common Stock	     5,000,000
      Class C Common Stock	   30,000,000
      Class Q Common Stock	   40,000,000
      Class R Common Stock	   75,000,000
      Class Z Common Stock	 150,000,000
      Class T Common Stock	 200,000,000
            Prudential Jennison Equity Income Fund
         Class A Common Stock          	 400,000,000
      Class B Common Stock
20,000,000
      Class C Common Stock
300,000,000
         Class Q Common Stock	   75,000,000
         Class R Common Stock	   75,000,000
         Class Z Common Stock
1,250,000,000
         Class T Common Stock
650,000,000

      THIRD:	As classified and designated hereby, the total
number of shares of all series and classes of stock which the Corporation has authority to issue is 5,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $5,500,000, consisting of 1,930,000,000 unclassified and undesignated shares and 2,770,000,000 shares of Prudential Jennison Equity Income Fund and 800,000,000 shares of Prudential QMA Mid-Cap Value Fund further classified and designated as follows:
            Prudential QMA Mid-Cap Value Fund
         Class A Common Stock	 100,000,000
      Class B Common Stock	     5,000,000
      Class C Common Stock	   30,000,000
      Class Q Common Stock	 175,000,000
      Class R Common Stock	   75,000,000
      Class Z Common Stock	 190,000,000
      Class T Common Stock	   75,000,000
      Class R2 Common Stock	   75,000,000
      Class R4 Common Stock	   75,000,000
            Prudential Jennison Equity Income Fund
         Class A Common Stock          	 400,000,000
      Class B Common Stock
20,000,000
      Class C Common Stock
300,000,000
         Class Q Common Stock	   75,000,000
         Class R Common Stock	   75,000,000
         Class Z Common Stock
1,250,000,000
         Class T Common Stock
650,000,000
      FOURTH:	These Articles Supplementary have been approved
by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH:	The undersigned officer of the Corporation
acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 10 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 14th day of September, 2017.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS,
INC. 10
By: /s/ Jonathan D. Shain			     By:/s/Scott E.
Benjamin
Name: Jonathan D. Shain	Name: Scott E. Benjamin
Title: Assistant Secretary	Title: Vice President